SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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POLAR POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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POLAR POWER, INC.

249 E. Gardena Boulevard

Gardena, California 90248

December 6, 2018

Dear Fellow Stockholder:

We cordially invite you to attend the 2018 annual meeting (“Annual Meeting”) of stockholders of Polar Power, Inc., which will be held at 10:00 a.m., local time, on Friday, December 28, 2018 at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248. All stockholders of record at the close of business on November 29, 2018 are entitled to vote at the Annual Meeting. The formal meeting notice and Proxy Statement are attached.

At the Annual Meeting, stockholders will be asked to (i) elect four directors; and (ii) ratify the appointment of Weinberg & Company, P.A., to serve as our independent registered public accounting firm for the year ending December 31, 2018. In addition, stockholders will transact any other business that may properly come before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

We look forward to seeing you on December 28.

Sincerely,

/s/ Arthur D. Sams
Arthur D. Sams,
Chairman of the Board, President,
Chief Executive Officer and
Secretary

POLAR POWER, INC.

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 28, 2018

NOTICE IS HEREBY GIVEN that the 2018 annual meeting (“Annual Meeting”) of stockholders of Polar Power, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Friday, December 28, 2018 at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect four directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are Arthur D. Sams, Keith Albrecht, Matthew Goldman and Peter Gross.

2.	To ratify the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm for the year ending December 31, 2018.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on November 29, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 3 of the Proxy Statement.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors,

/s/ Arthur D. Sams
Arthur D. Sams,
Chairman of the Board, President,
Chief Executive Officer and Secretary

Gardena, California

December 6, 2018

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

POLAR POWER, INC.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 28, 2018

POLAR POWER, INC.

249 E. Gardena Boulevard

Gardena, California 90248

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Voting and Proxy

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the 2018 annual meeting (“Annual Meeting”) of stockholders to be held on Friday, December 28, 2018, at 10:00 a.m., local time, at our corporate headquarters at 249 E. Gardena Boulevard, Gardena, California 90248, and at any adjournment(s) or postponement(s) of the Annual Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about December 10, 2018. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”) is provided concurrently with this Proxy Statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

What items will be voted on at the Annual Meeting?

Stockholders will vote on two items at the Annual Meeting:

Proposal One —	Election to our Board of the four nominees named in this Proxy Statement; and

Proposal Two —	Ratification of the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm for the year ending December 31, 2018.

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

Proposal One —	“FOR” each of the nominees to our Board; and

Proposal Two —	“FOR” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2018.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on November 29, 2018, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 10,143,158 shares of our voting common stock, par value $0.0001 per share (“common stock”) were outstanding.

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How many votes do I have?

Holders of common stock will vote at the Annual Meeting on all matters. Each holder of common stock is entitled to one vote per share held. As a result, a total of 10,143,158 votes may be cast at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 5,071,580 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. We believe that Proposal Two is routine and may be voted on by your broker if you do not submit voting instructions. However, pursuant to rules of The NASDAQ Stock Market (“NASDAQ”), brokers do not have the discretion to vote their clients’ shares on non-routine matters, unless the broker receives voting instructions from the beneficial owner. Proposal One is considered a non-routine matter. Consequently, if your shares are held in street name, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposal One.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the NASDAQ Listing Rules. For purposes of the Annual Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of our independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm, such as the election of directors, are “non-discretionary” and brokers or nominees who have received no instructions from their clients do not have discretion to vote on those items. Abstentions and broker non-votes will not be counted as a vote “for” or “against” any matter, though in certain cases abstentions will have the same effect as votes against a matter as they will be counted toward the tabulation of votes present or represented on the matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

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Please note that brokers may not vote your shares on the election of directors or other non-routine matters in the absence of your specific instructions as to how to vote, thus we strongly encourage you to provide instructions to your broker regarding the voting of your shares you hold in “street name” or through a broker or other nominee.

What vote is required to approve each proposal?

Proposal One

The four nominees receiving the highest number of affirmative votes of the outstanding shares of common stock, present at the Annual Meeting in person or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of nominees for director. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two

The affirmative vote of a majority of the votes of the shares of our common stock present at the Annual Meeting in person or represented by proxy and entitled to vote, is required for approval of Proposal Two. Abstentions will be counted toward the tabulation of votes present or represented on this proposal and will have the same effect as votes against Proposal Two.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in the proxy card provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. If you receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will also receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted.

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Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I receive more than one email notice, proxy card or voting instruction form?

If you receive more than one email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the election of each of the four nominees to our Board listed in this Proxy Statement, and “FOR” the approval of Proposal Two, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Two.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or by telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248. If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

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The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

Proposal One

Election of Directors

Our bylaws provide for a number of directors fixed by resolution of the whole Board. Our Board has fixed the number of directors at four unless otherwise changed by resolution of our Board. Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance-notice bylaw provisions relating to the nomination of persons for election to our Board. See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Corporate Governance Committee” below. It is intended that the proxies solicited by our Board will be voted “FOR” election of the following four nominees unless a contrary instruction is made on the proxy: Arthur D. Sams, Keith Albrecht, Matthew Goldman and Peter Gross. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not expected, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Corporate Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. All of the nominees for director are, at present, directors of Polar Power, Inc.

Required Vote of Stockholders

The four nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” the election of EACH OF the four director nominees listed above.

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Information About Our Board of Directors,

Board Committees and Related Matters

Directors and Director Nominees

The following table sets forth certain information regarding our directors and director nominees as of November 30, 2018:

Name	Age	Positions Held

Arthur D. Sams	66	Chairman of the Board, President, Chief Executive Officer, Secretary and Director Nominee
Keith Albrecht	66	Director and Director Nominee
Matthew Goldman	40	Director and Director Nominee
Peter Gross	67	Director and Director Nominee

Arthur D. Sams has served as our President, Chief Executive Officer and Chairman of our Board since August 1991 and as our Secretary since October 2016. Under his leadership, we have grown to be a leading brand name in the design and manufacturing of DC power systems for the telecommunications, military, automotive, marine and industrial markets. He specializes in the design of thermodynamics and power generation systems. During his early career, he gained vast industry experience while working as a machinist, engineer, project manager, chief technical officer and consultant for various Fortune 500 companies and the U.S. Department of Defense and the U.S. Department of Energy. Mr. Sams studied at California State Polytechnic University Pomona and the University California at Irvine with a dual major in biology and engineering.

In nominating Mr. Sams, our Board considered his diverse and global experience in engineering and manufacturing combined with a successful entrepreneurial career as a key attribute in his selection. The Board believes that through his experience in product development and international operations over the past two decades he can provide our company with particular insight into global opportunities and new markets for our current and planned future product lines.

Keith Albrecht has served as a member of our Board since May 2016 and serves as a member of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Albrecht has extensive experience as a commercial real estate appraiser for commercial banks and local governments. Mr. Albrecht was an appraiser for commercial buildings for the County of Orange, California, from 1996 to 2007, where he was responsible for the assessment of property values of shopping malls, office buildings, hotels and apartment buildings. Prior thereto, Mr. Albrecht was an appraiser for Security Pacific Bank and Bank of America, from 1985 to 1996. Mr. Albrecht is currently retired and invests in startups and small cap companies.

In nominating Mr. Albrecht, our Board considered his commercial real estate appraisal experience, which our Board believes gives him particular insight into analysis of income statements and balance sheets, debt analysis and audits of large commercial institutions.

Matthew Goldman has served as a member of our Board since August 2014 and serves as a member of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Goldman is the cofounder of High Tide Capital, a global macro hedge fund manager in the process of launching its first investment product, and has been its Fund Manager since February 2015. Prior thereto, Mr. Goldman founded Polaris Capital, LLC, a private equity and investment business engaged in investing and advisory services for startup and small cap companies in 2010. Mr. Goldman currently serves on the board of directors and/or advisory boards of two privately-held Polaris portfolio companies. Mr. Goldman began his career in 2006 at Blackrock, a financial planning and investment management firm, where he worked in the financial modeling group as a programmer, developing proprietary bond calculation engine. Mr. Goldman holds a Bachelor of Science degree in electrical engineering and computer science, with a minor in psychology, from Massachusetts Institute of Technology.

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In nominating Mr. Goldman, our Board considered his private equity and hedge fund experience, which our Board believes gives him particular insight into investments in, and the development of, early stage companies, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Peter Gross has served as a member of our Board since December 2017 and serves as a member of our Audit Committee. Since 2012, Mr. Gross has served as the Vice President Mission Critical Systems at Bloom Energy, a fuel cell power systems company located in Sunnyvale, California. Mr. Gross holds a Master’s Degree in Electrical Engineering from Polytechnic Institute of Bucharest and a Master’s Degree in Business Administration from California State University at Dominguez Hills. Mr. Gross is also a member of the Advisory Board of UCLA’s Institute of Environment and Sustainability and a member of Southern Methodist University’s Data Center System Engineering Board of Advisors.

In nominating Mr. Gross, our Board considered his significant engineering experience in the power systems industry, especially for data center and telecommunications applications. Our Board believes that Mr. Gross will provide critical leadership as we expand our DC power systems within the data and military markets.

Family Relationships

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Board Composition

Our Board currently consists of four members: Arthur D. Sams, Matthew Goldman, Keith Albrecht and Peter Gross. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Our certificate of incorporation and bylaws also provide that any vacancy on our Board, including a vacancy resulting from an expansion of our Board, may be filled only by vote of a majority of our directors then in office, although less than a quorum or by a sole remaining director.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Independence of our Board of Directors and Board Committees

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of “independent directors,” as defined in such rule, subject to specified exceptions. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions: each member of a listed company’s audit, compensation and nominating committees be independent as defined under the NASDAQ Listing Rules; audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act; and compensation committee members also satisfy an additional independence test for compensation committee members under the NASDAQ Listing Rules.

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Our Board has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC. Applying these standards, our Board determined that none of the directors, other than Mr. Sams, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of those directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Sams is not considered independent because he is an officer of Polar Power, Inc. As such, a majority of our Board is comprised of “independent directors” as defined under the NASDAQ Listing Rules.

Controlled Company Exemption

Mr. Sams, our Chairman, President and Chief Executive Officer, controls a majority of our common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ Listing Rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements. We do not currently intend to rely on those exemptions afforded to a “controlled company;” nonetheless, we could potentially seek to rely on certain of those exemptions afforded to a “controlled company” in the future.

Role of Board in Risk Oversight Process

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our Board monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2017, our Board held four meetings. All directors attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

During 2017, members of the Board and its committees consulted informally with management from time to time and also acted by written consent without a meeting.

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It is our policy to invite and encourage our directors to attend our annual meetings of stockholders. One of our directors attended our 2017 annual meeting of stockholders.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each charter is available at our website at http://www.polarpower.com. The composition and responsibilities of each committee are described below. Members serve on committees until their resignation or until otherwise determined by our Board. Each of these committees has adopted a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which we have posted on the investor relations section of our website.

Audit Committee

The members of our Audit Committee are Mr. Goldman, Mr. Albrecht and Mr. Gross. Mr. Albrecht is the chair of the Audit Committee. Messrs. Goldman and Albrecht satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act. During 2017, our Audit Committee held four meetings. The Audit Committee Report for 2017 can be found on page 15 of this Proxy Statement. In addition, our Board has determined that Mr. Albrecht qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses the requisite financial sophistication, as defined under the NASDAQ Listing Rules. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Under its charter, our Audit Committee is responsible for, among other things:

●	overseeing accounting and financial reporting process;

●	selecting, retaining and replacing independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing audit committee charter and committee performance;

●	preparing the audit committee report that the SEC requires in our annual proxy statement; and

●	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

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Compensation Committee

The members of our Compensation Committee are Mr. Goldman and Mr. Albrecht. Mr. Goldman is the chair of the Compensation Committee. Each member of our Compensation Committee is independent as defined under the NASDAQ Listing Rules and satisfies NASDAQ’s additional independence standards for compensation committee members. Messrs. Goldman and Albrecht are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and, to the extent deemed necessary, outside directors as previously defined by Section 162(m) of the Internal Revenue Code. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. During 2017, our Compensation Committee held one meeting.

Under its charter, our Compensation Committee is responsible for, among other things:

●	developing and maintaining an executive compensation policy and monitoring the results of that policy;

●	recommending to our Board for approval compensation and benefit plans;

●	reviewing and approving annually corporate and personal goals and objectives to serve as the basis for the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on that evaluation;

●	determining and approving the annual compensation for other executive officers;

●	retaining or obtaining the advice of a compensation consultant, outside legal counsel or other advisor;

●	approving any grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under our equity compensation plans;

●	reviewing and making recommendations to our Board regarding the compensation of non-employee directors; and

●	reviewing and evaluating the performance of the Compensation Committee, including compliance with its charter.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Messrs. Goldman and Albrecht. Mr. Goldman is the chair of the Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee is independent as defined under the NASDAQ Listing Rules. During 2017, our Nominating and Corporate Governance Committee held one meeting.

Under its charter, our Nominating and Corporate Governance Committee is responsible for, among other things:

●	considering and reviewing periodically the desired composition of our Board;

●	establishing any qualifications and standards for individual directors;

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●	identifying, evaluating and nominating candidates for election to our Board;

●	ensuring that the members of our Board satisfy SEC and NASDAQ independence and other requirements relating to membership on our Board and committees;

●	making recommendations to our Board regarding the size of the Board, the tenure and classifications of directors, and the composition of the committees of the Board;

●	considering other corporate governance and related matters as requested by our Board; and

●	reviewing and evaluating the performance of the Nominating and Corporate Governance Committee, including compliance with its charter.

Compensation of Non-Employee Directors

Currently, our non-employee directors receive a quarterly cash retainer of $7,500. In addition, we reimburse all of our directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

In December 2017, we granted to each non-employee director an option to purchase 10,000 shares of our common stock that expires ten years from the date of grant and vests on the one year anniversary of the date of grant.

Compensation of Employee Director

Mr. Sams was compensated as a full-time employee and officer and therefore received no additional compensation for service as member of the Board during 2017. Information regarding the compensation awarded to Mr. Sams is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is or has been an officer or employee of Polar Power, Inc.

Stockholder Recommendations for Nominations to our Board of Directors

Our Nominating and Corporate Governance Committee will consider recommendations for candidates to our Board from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Nominating and Corporate Governance Committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

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Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the Board at each regularly scheduled meeting. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate. Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. This procedure for stockholder and other interested party communications with the non-management directors is administered by our Board. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the investor relations section of our website, which is located at http://www.polarpower.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)(1)

Keith Albrecht	$11,522	$32,960	$44,482
Matthew Goldman	11,522	32,9606	44,482
Peter Gross	2,283	32,9606	35,243

(1) The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

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Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Sections of our certificate of incorporation and our bylaws provide for indemnification by us of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Article X of our certificate of incorporation eliminates the liability of a director or stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Under Section 102(b)(7) of the DGCL, a director shall not be exempt from liability for monetary damages for any liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions of our certificate of incorporation or our bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Proposal TWO

Ratification of Appointment of

Independent Registered Public Accounting Firm

Our Audit Committee has appointed the independent registered public accounting firm of Weinberg & Company, P.A. to audit and comment on our financial statements for the year ending December 31, 2018, and to conduct whatever audit functions are deemed necessary. Weinberg & Company, P.A. audited our financial statements for the year ended December 31, 2017 that were included in our most recent Annual Report on Form 10-K.

A representative of Weinberg & Company, P.A. will not be present at the Annual Meeting.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock, present at the Annual Meeting in person or by proxy and entitled to vote.

In the event that our stockholders do not ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A. TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

Other Matters

Our Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

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Audit Matters

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Weinberg & Company, P.A. for the years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees	$174,110	$66,000
Audit-Related Fees	2,634	125,704
Tax Fees	60,226	21,506
All Other Fees	-	-
Total	$236,970	$213,710

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in the accompanying Annual Report on Form 10-K.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” The fees for 2017 and 2016 represent amounts billed for professional services performed in connection with our initial public offering.

Tax Fees. Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. Consists of amounts billed for services other than those noted above.

Our Audit Committee considered all non-audit services provided by Weinberg & Company, P.A. and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Audit Committee Pre-Approval Policy

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year.

Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services. These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification.

Audit Committee Report

The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Listing Rules and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board that is available on our website at http://www.polarpower.com. As described more fully in its charter, the Audit Committee oversees the financial reporting process, the internal control structure and disclosure controls and procedures on behalf of the Board.

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Management is responsible for the preparation, presentation and integrity of Polar Power’s financial statements; the appropriateness of the accounting principles and reporting policies that are used; and procedures designed to reasonably assure compliance with accounting standards, and applicable laws and regulations. Management is also responsible for the effectiveness of Polar Power’s internal control over financial reporting, and reports to the Audit Committee on any deficiencies found.

Polar Power’s independent registered public accounting firm, Weinberg & Company, P.A., is responsible for performing an independent audit of Polar Power’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The Audit Committee is directly responsible for the selection, compensation, evaluation and oversight, and retention of Polar Power’s independent registered public accounting firm, and evaluates its independence.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to Polar Power’s independent registered public accounting firm as well as any of Polar Power’s employees, and has the ability to retain, at Polar Power’s expense, special legal, accounting, or other experts or advisors it deems necessary in the performance of its duties, apart from counsel or advisors hired by management.

Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or Polar Power’s independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Polar Power’s independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services, and all other services.

The Audit Committee reviewed and discussed with management its assessment of and report on the effectiveness of Polar Power’s internal control over financial reporting as of December 31, 2017, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework).

The Audit Committee reviewed and discussed the audited financial statements in Polar Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with management and Weinberg & Company, P.A. The Audit Committee also discussed with Weinberg & Company, P.A. the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee obtained from Weinberg & Company, P.A. the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with Weinberg & Company, P.A. its independence from Polar Power, Inc. and management.

Our Audit Committee considered all non-audit services provided by Weinberg & Company, P.A. and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

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Based on the reviews and discussions referred to above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in Polar Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee

Keith Albrecht, Chairman
Matthew Goldman

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our voting securities as of November 30, 2018, the date of the table, by:

●	each of our executive officers;

●	each of our directors and director nominees;

●	all of our named executive officers and directors as a group; and

●	each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting capital stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, percentage of beneficial ownership is based on 10,143,158 shares of common stock outstanding as of the date of the table.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Arthur D. Sams(1)	Common	5,578,176	55.0%
Rajesh Masina (1)	Common	105,264	1.0%
Luis Zavala (1)	Common	47,369	*
Keith Albrecht (1)(2)	Common	33,334	*
Matthew Goldman (1)(3)	Common	476,667	4.7%
Peter Gross(1)(4)	Common	10,000	*
Smartgen Solutions, Inc. (5)	Common	506,150	5.0%
Polaris Capital, LLC (2)	Common	466,667	4.6%
All directors and executive officers as a group (6 persons)	Common	6,250,810	61.6%

*	Less than 1%.

(1)	Messrs. Sams, Albrecht, Goldman and Gross are directors of Polar Power, Inc. Messrs. Sams, Masina and Zavala are named executive officers of Polar Power.

(2)	Includes options to purchase 10,000 shares of common stock.

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(3)	Includes 466,667 shares of common stock held by Polaris Capital, LLC and options to purchase up to 10,000 shares of common stock held by Mr. Goldman. Mr. Goldman, the managing member and sole beneficial owner of Polaris Capital, LLC, has voting and investment power over such shares of common stock.

(4)	Consists of options to purchase 10,000 shares of common stock

(5)	Mr. Masina owns 40% of the share capital of Smartgen Solutions, Inc. Mr. Masina disclaims beneficial ownership over the shares of common stock of Polar Power held by Smartgen Solutions, Inc. Jayamadhuri Penumarthi, the President and Secretary of Smartgen Solutions, Inc., has voting and investment power over such shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2017 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that all reporting persons filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2017 or prior fiscal years.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
2016 Omnibus Incentive Plan	30,000	$4.84	1,694,385

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Executive Compensation and Related Information

Executive Officers

The following table sets forth certain information regarding our named executive officers as of November 30, 2018:

Name	Age	Positions Held
Arthur D. Sams	66	Chairman of the Board, President, Chief Executive Officer and Secretary
Rajesh Masina	34	Chief Operating Officer
Luis Zavala	46	Chief Financial Officer

Arthur D. Sams has served as our President, Chief Executive Officer and Chairman of our Board since August 1991 and as our Secretary since October 2016. Under his leadership, we have grown to be a leading brand name in the design and manufacturing of DC power systems for the telecommunications, military, automotive, marine and industrial markets. He specializes in the design of thermodynamics and power generation systems. During his early career, he gained vast industry experience while working as a machinist, engineer, project manager, chief technical officer and consultant for various Fortune 500 companies and the U.S. Department of Defense and the U.S. Department of Energy. Mr. Sams studied at California State Polytechnic University Pomona and the University California at Irvine with a dual major in biology and engineering.

Rajesh Masina has served as our Chief Operating Officer since April 2018 and served as our Vice President Operations from August 2009 to April 2018. Prior to joining us, Mr. Masina served as a supply chain consultant to International Game Technology, a large gaming equipment company in Reno, Nevada, from December 2008 to June 2009. Mr. Masina worked as the Assistant Manager for Applied Photonics Worldwide Inc., an engineering services company, from January 2006 to January 2008. From July 2001 to May 2003, Mr. Masina worked as the Business Development Manager in his family business, which provided consulting services to a regional telecommunications provider in India with respect to the acquisition of telecommunications sites. We believe Mr. Masina has a unique combination of technical and business knowledge that is vital to our growth strategy. Mr. Masina’s key strengths include business analytics, supply chain management, make vs. buy decision making, production scheduling, client relations, and strategic planning. Mr. Masina is a minority investor in a startup equipment rental company, Smartgen Solutions, Inc., serving the Southern California telecommunications equipment market. Smartgen Solutions, Inc. provides installation and maintenance service for various telecommunications tower companies and also is an authorized service dealer for Polar Power, Inc. products. Mr. Masina has a Master’s Degree in Electrical Engineering from the University of Nevada Reno and an MBA from the University of Nevada Reno’s Supply Chain Program.

Luis Zavala has served as our Chief Financial Officer since April 2018 and served as our Acting Chief Financial Officer from March 2016 to April 2018 and as our Vice President Finance from August 2009 to March 2016. Prior to that, Mr. Zavala served as the President of Sky Limited Enterprises, a general contractor, from June 2006 to August 2009. Prior thereto, Mr. Zavala worked as Director of Finance for Legacy Long Distance International, a telecommunications and operator service provider company, from March 2001 to May 2006. Mr. Zavala also has over 20 years of experience managing accounting and finance departments in various industries, including banking and telecommunications. Mr. Zavala earned his Bachelor’s Degree in Business Administration from the California State University of Northridge and his MBA at Keller Graduate School of Management, Long Beach.

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Family Relationships

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

Executive Compensation

For 2017, compensation of our executive officers was comprised of base salary and discretionary non-equity incentives in the form of cash bonuses. The cash bonus amounts paid to our executive officers during 2017, as set forth below in “– Summary Compensation Table,” were approved by our Compensation Committee and were based on a variety of factors regarding our performance during the first six months of 2017 and the second half of 2017.

For 2018, our Compensation Committee has established an executive compensation plan for our President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, whom we refer to collectively as our “executive officers,” that is intended to achieve the following objectives:

●	attract, retain, motivate and reward our executive officers who are responsible for our success;

●	align and strengthen the mutual interests of our executive officers, our company and our stockholders;

●	deliver compensation that reflects our financial and operational performance, while at the same time providing the opportunity for our executive officers to earn above-targeted total compensation for exceptional individual and company performance; and

●	provide total compensation to each executive officer that is internally equitable, competitive and influenced by company and individual performance.

Compensation Philosophy

Our compensation philosophy and objectives are as follows:

●	to align the interests of our executive officers with those of our stockholders and incent our executive officers to attain our short- and long-term financial and business goals;

●	to ensure that our executive compensation structure and total compensation is fair, reasonable and competitive in the marketplace so that we can attract and retain highly qualified personnel in key positions; and

●	to provide an executive compensation structure and total compensation that are internally equitable based upon each executive officer’s role and responsibilities.

Our Compensation Committee seeks to make executive compensation decisions that embody this philosophy and that are directed towards attaining these objectives.

In implementing our compensation philosophy and objectives, our Compensation Committee reviews and analyzes each executive position, including the importance and scope of the role and how the position compares to other Polar Power executive officers. With respect to setting base salaries, our Compensation Committee also compares these positions to similar positions at a number of publicly traded companies listed on the New York Stock Exchange and NASDAQ that are engaged in the power manufacturing and design industry.

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We believe that structuring our executive officer compensation program to align the interests of our executive officers with our interests and those of our stockholders, and properly incenting our executive officers to attain our short- and long-term business goals, best serves the interests of our stockholders and creates stockholder value. We believe this occurs through motivating our executive officers to attain our short- and long-term business goals and retaining these executive officers by providing compensation opportunities that are competitive in the marketplace.

Compensation Governance Practices

Listed below are some key examples of our compensation governance practices that are intended to align the interests of our executive officers with our stockholders, incent the attainment of short- and long-term business objectives and retain highly qualified executive officers:

●	Pay for performance. A substantial portion of our compensation is tied to meeting specified company and individual objectives. We structure total compensation with significant annual cash incentives and a long-term equity component, thereby making a substantial portion of each executive officer’s targeted total compensation dependent upon company and individual performance as well as the performance of our stock price.

●	Retention through long-term equity awards. We employ long-term equity awards through grants of options that vest in the future. These equity awards are designed to aid in our retention of key personnel in important positions and align the interests of our executive officers with those of our stockholders.

●	Long vesting periods. Our equity awards to our executive officers generally vest in annual installments over a three-year period.

●	Linkage of annual cash incentive compensation plan to our performance. Our annual cash incentive compensation plan links a majority of targeted and potential payouts to our financial performance.

●	Prohibition on hedging and pledging common stock. Our executive officers, together with all our employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our common stock.

●	No perquisites. Our executive officers are not provided with any perquisites or special benefits other than benefits such as healthcare, vacation and sick days available to other full-time employees of Polar Power.

●	Change in control. All executive officers’ unvested equity grants accelerate upon any change in control of Polar Power.

●	No option re-pricing. Our 2016 Omnibus Incentive Plan, or 2016 Plan, does not permit options or stock appreciation rights to be repriced to a lower exercise price without the approval of our stockholders, except in connection with certain changes to our capital structure.

●	Clawback policy. If we are required as the result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.

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Role of our Compensation Committee

Our Compensation Committee, with input from our management and one or more independent compensation consultants, establishes, updates and administers our executive compensation program. Our Compensation Committee establishes our compensation philosophy and objectives; oversees the design and administration of our executive compensation program; establishes the elements and mix of total compensation; sets the parameters and specific target metrics of our performance-based incentive compensation plan; and determines the target compensation of our executive officers. Our Compensation Committee has the authority to retain independent counsel, advisors and other experts to assist it in the compensation-setting process and receives adequate funding to engage those service providers.

Role of Management

Our Chief Executive Officer and other executive officers attend Compensation Committee meetings as requested by the Compensation Committee. These individuals are not present during executive sessions of Compensation Committee meetings except at the invitation of the Compensation Committee.

Comparable Company Analysis

Our Compensation Committee sets base salary compensation of our executive officers using compensation market data as a reference to assist it in understanding the competitive pay positioning of total compensation and each element of compensation. For 2018, the target for base salary compensation for our executive officers is based on data collected from our peer group of companies. The peer group of companies selected and used for compensation comparisons is comprised of NASDAQ or NYSE traded power manufacturing and design companies with revenues below $100 million. The overall composition of the peer group reflects companies of similar complexity and size to us. As such, we believe that these peer group of companies are reflective of our market for executive talent. Set forth below is the list of the peer group of companies for 2018:

Company Name	Description of Business
Espey Manufacturing – ESP (NYSE)	Power electronics design and manufacturing company, products include power supplies, power converters, power distribution equipment
Wireless Telecom – WTT (NYSE)	Designs and manufactures radio frequency and microwave based products for wireless and advance telecommunications industry
Ballard Power Systems – BLDP (NASDAQ)	Developer and manufacturer of fuel cell products for material handling and portable power applications
Plug Power – PLUG (NASDAQ)	Design and manufactures hydrogen fuel cell systems for mobile and stationary power applications
Fuel Cell Energy – FCEL(NASDAQ)	Designs and manufactures power generation systems for mobile and stationary power applications

The Compensation Committee reviews the appropriateness of the comparison group used for assessing the compensation of our executive officers on an annual basis. The data used from our peer group was collected directly from filings made by the peer group of companies with the SEC.

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Elements of Total Compensation

Our executive officers’ compensation program includes three major elements:

●	Base Salary
●	Non-Equity Incentives
●	Long-term Equity Incentives

Base Salary

Our Compensation Committee reviews the base salary levels for our executive officers annually and makes such adjustments as it deems appropriate after taking into account the officer’s level and scope of responsibility and experience, company and individual performance, competitive market data, and internal pay equity considerations.

Outlined below is the base salary data of the peer group of companies outlined above. For 2018, the Compensation Committee eliminated the highest and lowest base salary data to avoid skewing the results (e.g., in one case, the subject company paid a very low base salary while awarding very high equity awards). The remaining amounts were then tabulated to provide the average base salary for the executive officers in the peer group of companies.

In reviewing the personal performance of each of our executive officers during 2017 and the average base salaries paid by our peer group of companies, the Compensation Committee concluded that the base salaries of our executive officers are significantly below that of our competition. The Compensation Committee determined on April 2, 2018 that, commencing April 1, 2018, the base salary of our President and Chief Executive officer be set at approximately 70% of the average base salaries of the peer group of companies and that the base salaries for our Chief Financial Officer and the Chief Operating Officer be set at approximately 60% of the average base salaries of the peer group of companies, all of which is reflected in the table set forth below:

Executive	Min	Max	Average	2017 Actual	2017 to Average	2018	2018 to Average
CEO (in $,000)	248	600	386	200	52%	275	71%
CFO/COO (in $,000)	220	391	290	120	41%	175	60%

Non-Equity Incentives

Annual non-equity incentive compensation for our executive officers consists of cash awards. Participants are eligible for annual cash incentive compensation based upon our attainment of pre-established financial and business performance goals. The Compensation Committee believes that these goals will best incent our executive officers to attain our short- and long-term financial and other business goals.

For 2018, the Compensation Committee has determined that each executive officer may earn up to 100% of such executive officer’s base salary based upon the attainment by the Company of the seven financial and other business performance goals set forth below. The minimum and maximum payout for each performance goal (measured as a percentage of base salary) are set forth immediately below. The specific pre-established performance goals are set forth in the table following the table set forth immediately below. Participants are eligible to receive awards at each level of participation (i.e., Minimum Level, Target Level and Maximum Level) to the extent Polar Power achieves such level. In the event our performance falls short of a specific performance level, participants will not be eligible to receive an award at that level. For example, if our revenues equal $24 million in 2018, thereby satisfying the Minimum Level of $22 million but not satisfying the Target Level of $26 million, each executive officer would be eligible to receive an award equal to 15% of his base salary rather than receiving an award that is proportional to the higher Target Level award amount.

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Company Performance Element	Minimum Level	Target Level	Maximum Level
Revenue	15%	25%	35%
Gross Margin	3%	5%	10%
EBITDA	5%	8%	10%
Warranty	2%	4%	5%
Customer Concentration	15%	18%	20%
International Sales	5%	7%	10%
Inventory Turnover	5%	8%	10%
Total	50%	75%	100%

Company Performance Element	Minimum Level	Target Level	Maximum Level	2017 Actual
Revenue ($ million)	$22	$26	$30	$14.4
Gross Margin (% of revenue)	34%	36%	38%	34%
EBITDA (% of revenue)	3%	4%	5%	(5)%
Warranty (% of revenue)	2.0%	1.8%	1.6%	2.5%
Customer Concentration (% of total sales)	65%	55%	45%	71%
International Sales (% of total sales)	5%	10%	15%	0%
Inventory Turnover (sales/inventory)	2.0	2.2	2.4	1.7

Long-term Equity Incentives

Long-term equity incentive compensation for our executive officers, generally consists of awards of stock options under our 2016 Plan. We believe that these equity awards offer a balanced and competitive equity compensation arrangement for our executive officers.

The Compensation Committee approves equity awards for our executive officers in connection with the annual review of their individual performance and overall compensation. The annual awards are typically made near the end of the first quarter of the following year. Each award is designed primarily as a retention tool, typically requiring the executive to remain with Polar Power for at least one year to receive the benefit of one-third of the award on partial vesting and at least three years to receive the full benefit of the award on full vesting. We believe our equity incentive compensation aligns the interests of our executive officers with those of our stockholders and provides each executive officer with a significant incentive to manage Polar Power from the perspective of an owner with an equity stake in the business by tying significant portions of the recipients’ compensation to the market price of our common stock.

In making long-term equity incentive awards, our Compensation Committee sets a target value for the award for each executive officer based on its judgment about the factors used in setting executive officer total compensation described under “Compensation Philosophy” above as well as our Compensation Committee’s judgment regarding the desired mix of base salary, annual non-equity incentives and long-term equity incentives. Our Compensation Committee also considers outstanding vested and unvested equity awards to executive officers, the stock ownership levels of executive officers and the potential dilutive effect on our stockholders.

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Summary Compensation Table

The table and discussion below present compensation information for our following executive officers:

●	Arthur D. Sams, our President, Chief Executive Officer, Secretary and Chairman of the Board;

●	Rajesh Masina, our Chief Operating Officer; and

●	Luis Zavala, our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
Arthur D. Sams,	2017	200,000	90,000	290,000
President, Chief Executive Officer and Secretary	2016	200,000	150,500	350,500

Rajesh Masina,	2017	120,000	90,000	210,000
Chief Operating Officer	2016	118,462	77,750	196,212

Luis Zavala,	2017	120,000	60,000	180,000
Chief Financial Officer	2016	118,462	77,750	196,212

Employment Agreements

Arthur D. Sams

Our Amended and Restated Executive Employment Agreement with Arthur D. Sams, dated as of July 8, 2016, provides for at-will employment of Mr. Sams as our President and Chief Executive Officer. Mr. Sams’ current annual base salary is $200,000. Mr. Sams is eligible to receive an annual discretionary cash bonus to be paid based upon performance criteria set by our Board and is eligible to participate in all of our employee benefit programs including our 2016 Plan.

Upon termination by Polar Power, Inc. without cause or resignation by Mr. Sams for good reason, Mr. Sams is entitled to receive (i) a lump sum cash payment equal to 200% of his then-current base salary, (ii) a lump sum cash payment equal to 200% of the amount of average incentive bonus paid to Mr. Sams during the two calendar years preceding the termination, and (iii) continued health insurance coverage for eighteen months. If Mr. Sams is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Sams is entitled to (a) a lump sum cash payment equal to 200% of his then-current base salary, (b) a lump sum cash payment equal to 200% of the amount of average incentive bonus paid to Mr. Sams during the two calendar years preceding the termination, and (c) continued health insurance coverage for eighteen months. If Mr. Sams becomes disabled, Mr. Sams is entitled to receive a lump sum cash payment equal to 100% of his then-current base salary and continued health coverage for twelve months.

The term “for good reason” is defined in the Amended and Restated Executive Employment Agreement as (i) the assignment to Mr. Sams of any duties or responsibilities that result in the material diminution of Mr. Sams’ authority, duties or responsibility, (ii) a material reduction by Polar Power, Inc. in Mr. Sams’ annual base salary, except to the extent the base salaries of all other executive officers of Polar Power, Inc. are accordingly reduced, (iii) a relocation of Mr. Sams’ place of work, or Polar Power’s principal executive offices if Mr. Sams’ principal office is at these offices, to a location that increases Mr. Sams’ daily one-way commute by more than fifty miles, or (iv) any material breach by Polar Power, Inc. of any material provision of the Amended and Restated Executive Employment Agreement.

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The term “cause” is defined in the Amended and Restated Executive Employment Agreement as (i) Mr. Sams’ indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Sams’ participation in any fraud or other act of willful misconduct against Polar Power, Inc. (iii) Mr. Sams’ refusal to comply with any lawful directive of Polar Power, Inc. (iv) Mr. Sams’ material breach of his fiduciary, statutory, contractual, or common law duties to Polar Power, Inc. or (v) conduct by Mr. Sams which, in the good faith and reasonable determination of our Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, Polar Power shall, within twenty days after the discovery of the event, provide written notice to Mr. Sams describing the nature of the event and Mr. Sams shall thereafter have ten business days to cure the event.

A “change in control” of Polar Power is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Polar Power representing a majority of the combined voting power of Polar Power, (ii) there is a merger, consolidation or other business combination transaction of Polar Power with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Polar Power outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Polar Power (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

Rajesh Masina

Our Executive Employment Agreement with Rajesh Masina, dated as of July 8, 2016, provides for at-will employment as our Vice President Operations. Mr. Masina’s current annual base salary is $120,000. Mr. Masina is eligible to receive an annual discretionary cash bonus to be paid based upon performance criteria set by our Board and is eligible to participate in all of our employee benefit programs including our 2016 Plan.

Upon termination by Polar Power without cause, resignation by Mr. Masina for good reason or upon Mr. Masina’s disability, Mr. Masina is entitled to receive (i) a lump sum cash payment equal to 50% of his then-current base salary, and (ii) continued health insurance coverage for six months. If Mr. Masina is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Masina is entitled to (a) a lump sum cash payment equal to 50% of his then-current base salary, and (b) continued health insurance coverage for six months.

The terms “for good reason,” “cause” and “change in control in Mr. Masina’s Executive Employment Agreement are identical to the definitions contained in Mr. Sams’ Amended and Restated Executive Employment Agreement.

Luis Zavala

Our Executive Employment Agreement with Luis Zavala, dated as of July 8, 2016, provides for at-will employment as our Vice President Finance. The terms of Mr. Zavala’s Executive Employment Agreement are identical to the terms of Mr. Masina’s Executive Employment Agreement.

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Grants of Plan-Based Awards – 2017

During the year ended December 31, 2017, we granted options to purchase 10,000 shares of common stock to each of our non-employee directors.

Outstanding Equity Awards at Fiscal Year-End – 2017

As of December 31, 2017, no equity awards were outstanding to any of our named executive officers.

Certain Relationships and Related Transactions

The following is a summary of transactions since January 1, 2015 to which we have been a participant, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	any of our directors (and director nominees), executive officers, or holders of more than 5% of our voting securities, or immediate family member or affiliate of such persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Executive Compensation” above, or that were approved by our Compensation Committee.

All of the related person transactions described below have been approved by a majority of the independent and disinterested members of our Board. We believe that each of the transactions described below were on terms no less favorable to us than terms we would have obtained from unaffiliated third parties.

It is our intention to ensure that all future transactions, if any, between us and related persons are approved by our audit committee or a majority of the independent and disinterested members of our Board (except for compensation arrangements, which are approved by our compensation committee), and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. See “Policies and Procedures for Related Person Transactions” below.

Transactions with Stockholders, Officers and Directors

Agreement with Smartgen Solutions, Inc.

On March 1, 2014, we entered into a Subcontractor Installer Agreement with Smartgen Solutions, Inc., or Smartgen, a company engaged in business of equipment rental and providing maintenance, repair and installation services to mobile telecommunications towers in California. Rajesh Masina, our Chief Operating Officer, owns 40% of the share capital of Smartgen and 30% is owned by his brother. On July 8, 2016, our Board reviewed the terms and conditions of, and ratified, the Subcontractor Installer Agreement.

Under the terms of the agreement, Smartgen has been appointed as a non-exclusive, authorized service provider for the installation, repair and service of Polar Power products in Southern California. The agreement has a term of three years from the date of execution and automatically renews for additional one year periods if not terminated.

During 2017, Smartgen performed $186,392 in field services for us and $111,684 in field services for us during 2016.

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During 2017, Smartgen purchased $1,136 in goods, parts and services from us and $0 in goods, parts and services during 2016.

Sales of Common Stock to Officers and Directors

Matthew Goldman and Keith Albrecht, each of whom is a current member of our Board, participated in our private placement offering that commenced in July 2014 and purchased 350,878 and 17,544 shares of our common stock, respectively, for cash consideration equal to $1,000,000 and $50,000, respectively. When we failed to meet the registration requirements contained in the offering described above on December 31, 2015 and pursuant to the terms of the offering, we issued to Messrs. Goldman and Albrecht 115,790 and 5,789 additional shares of common stock, respectively.

Sale of Common Stock to a Related Entity

On October 1, 2015, we entered into a Securities Purchase Agreement with Smartgen for the sale of 506,151 shares of our common stock at a price per share of approximately $0.99, for a total purchase price of $500,000. In recognition of the fact that the shares of common stock sold to Smartgen had a lower price per share than the shares of common stock sold to prior investors in a private placement that was conducted between July and September 2014 for approximately $2.14 per share, we recorded a compensation charge of $581,895, representing the difference between the sales price to Smartgen and the price sold to other investors, on our income statement for the year ended December 31, 2015.

Employment Agreements

We have entered into an employment agreement with each of Arthur D. Sams, our President, Chief Executive Officer and Secretary, Rajesh Masina, our Chief Operating Officer and Luis Zavala, our Chief Financial Officer, providing for, without limitation, certain payments upon termination and change in control. See “Executive Compensation and Related Information–Employment Agreements” in this Proxy Statement for a further discussion of these agreements.

Indemnification of Officers and Directors

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other accounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval or ratification of covered related person transactions. The Audit Committee of our Board manages this policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant, and the amount involved exceeds the applicable dollar threshold set forth under Item 404 of Regulation S-K and in which any related person had, has or will have a direct or indirect material interest. As defined in Item 404 of Regulation S-K, “related person” generally includes our directors (and director nominees), executive officers, holders of more than 5% of our voting securities, and immediate family members or affiliates of such persons.

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The policy generally provides that we may enter into a related person transaction only if:

●	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy,

●	the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

●	the transaction is approved by the disinterested members of the Board, or

●	the transaction involves compensation approved by the Compensation Committee of the Board.

In the event a related person transaction is not pre-approved by the Audit Committee and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. If our Chief Executive Officer, in consultation with our Audit Committee, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting, the chairperson of the Audit Committee will possess delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the chairperson of the Audit Committee) may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee (or the chairperson of the Audit Committee) determines in good faith. All approvals made by chairperson of the Audit Committee will be ratified by the full Audit Committee at the next regularly scheduled meeting or within 120 days from approval by chairperson.

Our Audit Committee has determined that the following transactions, even if the amount exceeds the applicable dollar threshold set forth under Item 404 of Regulation S-K in the aggregate, will be deemed to be pre-approved by the Audit Committee:

●	any employment of certain named executive officers that would be publicly disclosed;

●	director compensation that would be publicly disclosed;

●	transactions with other companies where the related person’s only relationship is as a director or owner of less than ten percent of such company (other than a general partnership), if the aggregate amount involved does not exceed the greater of $200,000 or five percent of that company’s consolidated gross revenues;

●	transactions where all stockholders receive proportional benefits;

●	transactions involving competitive bids;

●	transactions with a related person involving the rendering of services at rates or charges fixed in conformity with law or governmental authority; and

●	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

In addition, the Audit Committee will review the policy at least annually and recommend amendments to the policy to the Board from time to time.

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The policy provides that all related person transactions will be disclosed to the Audit Committee, and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.

The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. The policy also provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Other Information

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than August 12, 2019 in order to be considered for inclusion in our proxy materials relating to our next annual meeting. Such proposals shall be addressed to our corporate Secretary at Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248 and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Stockholder nominations of persons for election to our Board, or proposals by stockholders that are not intended for inclusion in our proxy materials, may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law.

In order to be properly brought before our 2019 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

●	not earlier than September 26, 2019, and

●	not later than October 26, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting, or

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●	the 10th day following the day on which public announcement of the date of such meeting is first made.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The NASDAQ Capital Market under the symbol “POLA.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2017 has been provided concurrently with this Proxy Statement (or made available electronically, for stockholders who elected to access these materials over the Internet) to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials. Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2017 will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Polar Power, Inc., 249 E. Gardena Boulevard, Gardena, California 90248, Attention: Investor Relations, telephone (310) 830-9153. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

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* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. Voting will be open until 11:59 pm (ET) on December 27, 2018.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided to 18 Lafayette Place, Woodmere, NY 11598.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on December 28, 2018 at 10:00 a.m. Local Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders - Polar Power, Inc.

▼ DETACH CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

(1)	Election of Directors:

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW:

01 Arthur D. Sams	02 Keith Albrecht	03 Matthew Goldman	04 Peter Gross

(2)	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN *	AC:ACCT9999	90.00

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Annual Meeting of Stockholders

December 28, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 28, 2018.

Our Proxy Statement and 2018 Annual Report of Stockholders are available at www.proxyvote.com. You will need the 12 digit control number listed on your proxy card to access the site and view the materials online.

POLAR POWER, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Polar Power, Inc. (the “Company”) hereby constitutes and appoints Arthur D. Sams and Keith Albrecht, and each of them, with the power to appoint their substitute(s), as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2018 annual meeting of stockholders of the Company to be held at 10:00 a.m., local time, on Friday, December 28, 2018 at the Company’s offices located at 249 E. Gardena Boulevard, Gardena, California 90248, and at any adjournment or adjournments thereof, upon the below proposals.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED ABOVE AND “FOR” ALL OTHER PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Please check here if you plan to attend the annual meeting of stockholders on December 28, 2018 at 10:00 a.m. Local Time. ☐

(Continued and to be signed on Reverse Side)

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